EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                            TALON INTERNATIONAL, INC

           REPORTS SECOND QUARTER 2007 NET EARNINGS OF $0.02 PER SHARE TALON ZIPPER SALES INCREASE 41% FOR THE FIRST HALF OF 2007


LOS ANGELES, CALIF. -- AUGUST 14, 2007 -- Talon International, Inc. (AMEX: TLN), formerly Tag-It Pacific, Inc., a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the second quarter and six months ended June 30, 2007.

Sales for the three months ended June 30, 2007 were $13.6 million, reflecting a decline of approximately 4.8% from the same period of 2006. Sales for the six months ended June 30, 2007 were $22.7 million, a decline from the same period in 2006 by 8.9%. The sales decrease for both the quarter and year to date from the prior year reflects a sharp decline in waistband product sales as a result of the expiration of an exclusive sales contract in October 2006. Sales of waistband products were $0.2 million for the three months ended June 30, 2007 as compared to $2.5 million for the same period in 2006, and waistband product sales for the six months ended June 30, 2007 were $0.6 million as compared to $4.4 million for the same six month period in 2006. Sales of the waistband products are expected to be minimal for the balance of 2007 as new customer programs are developed for future production. Sales of waistband products for all of 2006 were approximately $9.5 million.

Talon zipper sales for the three months ended June 30, 2007 were $8.4 million, reflecting an increase of more than 55% over the same period in 2006. Sales of Talon zippers for the six months ended June 30, 2007 were $13.2 million, for an increase of over 41% from the same six-month period in 2006.

"Although our overall revenues for the periods declined slightly from the prior year, we were very pleased with the results within our zipper products, and the decline from the business transition of the waistband products was consistent with our expectations," stated Stephen Forte, chief executive officer of Talon International. "The dramatic sales growth of our Talon zipper products and the adoption the name of the Talon brand as our corporate name reflects our core marketing strategy to capitalize on the huge opportunities we see for the Talon brand in the $7 billion international zipper market. As the numbers show, we are realizing significant favorable results as we rapidly expand into new markets and team with apparel makers who are anxious for an alterative global supplier of zipper products and with a reputation for superior quality."

For the second quarter ended June 30, 2007, the company reported net income of $490,500 or $0.02 per diluted share on 20.0 million fully diluted shares, as compared to net income of $654,600 or $0.04 per diluted share on 18.6 million fully diluted shares for the same period in 2006. For the six months ended June 30, 2007 the company reported a net loss of $305,000 or $0.02 per share on 18.6 million shares outstanding, as compared to a net loss of $75,000 or $0.00 per share for the same period in 2006. The increase in the net loss for the six months ended June 30, 2007 as compared with the same period in 2006 is principally attributable to the decline in overall revenues, substantially offset by improvements in other components of gross margin and a reduction in general and administrative costs.

Operating expenses for the six months ended June 30, 2007 were $6.5 million, approximately equal to the operating expenses for same period in 2006. "Our operating expenses remain under close control, and while our operating expenses from year-to-year did not reflect a net reduction, we nevertheless were able to expand our operations globally, adding substantially to our sales presence within Asia, while offsetting these strategic investments with cost reductions in the U.S. in service and administrative fees" explained Mr. Forte.

Net cash provided by operating activities for the six months ended June 30, 2007 was $1.8 million despite the year to date net loss, and unrestricted cash for the six months increased from December 31, 2006 by $887,000 to $3.8 million at June 30, 2007.

Net cash of $10.5 million was also generated during the six months ended June 30, 2007 in connection with the Company's $14.5 million credit facility, which was principally designed to retire the convertible notes scheduled to mature in November 2007. At June 30, 2007, $9.5 million of the initial proceeds of the new credit facility were held in a cash escrow account and $1.0 million was used to retire a related party note. Subsequent to June 30, 2007, an additional $3.0 million in funds were borrowed under this credit facility, and together with the escrow funds, these funds were used to pay-off in full all of the convertible promissory notes.

Mr. Forte concluded, "With the completion of this debt refinancing we have put the restructuring of the company behind us and we can now look ahead and focus on introducing new products and new innovative manufacturing processes and capabilities. We believe we have reestablished our momentum, and intend to use this to increase sales, expand our margins, and develop new relationships worldwide."

CONFERENCE CALL
Talon International will hold a conference call later today to discuss its second quarter financial results. Talon's CEO Stephen P. Forte and CFO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow their presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

         Date: Tuesday, August 14, 2007
         Time: 4:30 pm Eastern (1:30 pm Pacific)
         Domestic callers: 1-800-322-9079
         International callers: 1-973-582-2717
         Conference ID#: 9086533
         Internet Simulcast: http://viavid.net/dce.aspx?sid=0000430E


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


If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available later that evening and will be accessible until September 28, 2007. The replay call-in number is 1-877-519-4471 for domestic callers and 1-973-341-3080 for international. The conference ID is # 9086533.

ABOUT TALON INTERNATIONAL, INC.
Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers. Talon manufactures and distributes zippers and other fasteners under its Talon(R) brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waist-bands under its trademark names, Talon, Tag-It and TekFit, to more than 60 apparel brands and manufacturers including Levi Strauss & Co., Juicy Couture, Ralph Lauren, Victoria's Secret, Target Stores, Wal-Mart, and Express. The company has offices and facilities in the United States, Hong Kong, China, India and the Dominican Republic and is expanding into Eastern Europe, Indonesia and Vietnam.

FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, competition and capital requirements, and the potential for growth in zipper sales. Factors which could cause actual results to differ materially from these forward-looking statements include our ability to manage an international expansion, the level of acceptance of the company's products by retailers and consumers, pricing pressures and other competitive factors and the unanticipated loss of major customers. These and other risks are more fully described in the company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY CONTACT
Talon International, Inc.
Rayna Long
Tel (818) 444-4128
rlong@talonzippers.com

INVESTOR RELATIONS
Scott Liolios or Scott Kitcher
Liolios Group, Inc.
Tel (949) 574-3860


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


                            TALON INTERNATIONAL, INC.
                         (FORMERLY TAG-IT PACIFIC, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                      Three Months Ended June 30,     Six Months Ended June 30,
                                      ---------------------------   ----------------------------
                                          2007           2006           2007            2006
                                      ------------   ------------   ------------    ------------
Net sales .........................   $ 13,566,981   $ 14,246,087   $ 22,657,099    $ 24,884,303
Cost of goods sold ................      9,484,488     10,118,850     15,827,411      17,914,341
                                      ------------   ------------   ------------    ------------
   Gross profit ...................      4,082,493      4,127,237      6,829,688       6,969,962

Selling expenses ..................        841,326        674,894      1,547,561       1,220,519
General and administrative expenses      2,406,192      2,557,062      5,017,780       5,296,499
                                      ------------   ------------   ------------    ------------
   Total operating expenses .......      3,247,518      3,231,956      6,565,341       6,517,018

Income from operations ............        834,975        895,281        264,347         452,944
Interest expense, net .............        265,858        229,139        490,574         516,205
                                      ------------   ------------   ------------    ------------
Income (loss) before income taxes .        569,117        666,142       (226,227)        (63,261)
Provision for income taxes ........         78,624         11,500         78,624          11,500
                                      ------------   ------------   ------------    ------------
   Net Income (loss) ..............   $    490,493   $    654,642   $   (304,851)   $    (74,761)
                                      ============   ============   ============    ============
Basic income (loss) per share .....   $       0.03   $       0.04   $      (0.02)   $      (0.00)
                                      ============   ============   ============    ============
Diluted income (loss) per share ...   $       0.02   $       0.04   $      (0.02)   $      (0.00)
                                      ============   ============   ============    ============

Weighted average number of common
  shares outstanding:
   Basic ..........................     18,590,884     18,358,360     18,562,151      18,300,027
                                      ============   ============   ============    ============
   Diluted ........................     20,058,682     18,598,442     18,562,151      18,300,027
                                      ============   ============   ============    ============


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                            TALON INTERNATIONAL, INC.
                         (FORMERLY TAG-IT PACIFIC, INC.)

                           CONSOLIDATED BALANCE SHEETS

                                                      June 30,     December 31,
                                                        2007           2006
                                                    ------------   ------------
Assets
Current Assets:
   Cash and cash equivalents .....................  $  3,822,264   $  2,934,673
   Restricted cash ...............................     9,500,000           --
   Accounts receivable, net ......................     6,040,757      4,664,766
   Note receivable ...............................     1,450,051      1,378,491
   Inventories, net ..............................     2,555,072      3,051,220
   Recoverable legal costs .......................     1,180,748        107,108
   Prepaid expenses and other current assets .....       675,063        433,926
                                                    ------------   ------------
Total current assets .............................    25,223,955     12,570,184

Property and equipment, net ......................     5,575,712      5,623,040
Fixed assets held for sale .......................       826,904        826,904
Note receivable, less current portion ............       677,601      1,420,969
Due from related party ...........................       722,918        675,137
Other intangible assets, net .....................     4,110,751      4,139,625
Other assets .....................................       720,546        437,569
                                                    ------------   ------------
Total assets .....................................  $ 37,858,387   $ 25,693,428
                                                    ============   ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable ...............................  $  6,391,504   $  4,006,241
  Accrued legal costs ............................     1,267,167        427,917
  Other accrued expenses .........................     3,289,601      3,359,267
  Demand notes payable to related parties ........        85,176        664,970
  Current portion of capital lease
    obligations ..................................       395,294        432,728
  Current portion of notes payable ...............       405,878      1,107,207
  Secured convertible promissory notes ...........    12,488,490     12,472,622
                                                    ------------   ------------
Total current liabilities ........................    24,323,110     22,470,952

Capital lease obligations, less current
  portion ........................................       351,292        474,733
Notes payable, less current portion ..............     1,000,482      1,061,514
Revolver note payable ............................     1,307,806           --
Term note payable ................................     7,106,260           --
Other long term liabilities ......................        83,651           --
                                                    ------------   ------------
Total liabilities ................................    34,172,601     24,007,199
                                                    ------------   ------------

Commitments and contingencies

Stockholders' Equity:
   Preferred stock Series A, $0.001 par value;
     250,000 shares authorized; no
     shares issued or outstanding ................          --             --

   Common stock, $0.001 par value,
     100,000,000 shares authorized; 20,041,433
     shares issued and outstanding at June 30,
     2007; 18,466,433 at December 31, 2006 .......        20,041         18,466
  Additional paid-in capital .....................    54,341,135     51,792,502
  Accumulated deficit ............................   (50,675,390)   (50,124,739)
                                                    ------------   ------------
Total stockholders' equity .......................     3,685,786      1,686,229
                                                    ------------   ------------
Total liabilities and stockholders' equity .......  $ 37,858,387   $ 25,693,428
                                                    ============   ============


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